UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 23, 2013

(Date of earliest event reported)

C.H. ROBINSON WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-23189

Delaware	41-1883630
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

14701 Charlson Road, Eden Prairie, MN 55347

(Address of principal executive offices, including zip code)

(952) 937-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Accelerated Share Repurchase

In connection with the increased share repurchase authorization discussed in Item 8.01 below, C.H. Robinson Worldwide, Inc. (the “Company”) entered into two letter agreements (the “Agreements”) on August 24, 2013, one with each of Morgan Stanley & Co. LLC (“Morgan Stanley”) and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association (“J.P. Morgan,” and together with Morgan Stanley, the “Dealers”), to effect an accelerated share repurchase of the Company’s common stock. The material provisions of the Agreements are identical.

Under the Agreements, the Company will pay an aggregate purchase price of $500 million to the Dealers on August 27, 2013 and receive approximately 6.1 million shares from the Dealers. The final number of shares that the Company will repurchase under the Agreements at maturity of the Agreements will be determined based on a discount to the arithmetic mean of the volume-weighted average prices of the Company’s common stock over the course of a calculation period. The calculation period for both Agreements is scheduled to end in April 2014, but each Dealer can accelerate the termination of the calculation period applicable to its respective Agreement. Under the terms of each Agreement, if the final number of shares to be repurchased from the relevant Dealer exceeds the number of shares previously delivered by that Dealer, the Company will receive from that Dealer a number of additional shares equal to such excess following the conclusion of the calculation period. Under the terms of each Agreement, if the final number of shares to be repurchased by the relevant Dealer is less than the number of shares previously delivered by that Dealer, the Company will deliver shares to that Dealer equal to such excess following the conclusion of the calculation period, or the Company may elect to settle any such deficit in cash.

The Agreements contain certain terms customary for agreements of this type, including provisions for adjustments upon the occurrence of certain corporate transactions or market events and the circumstances under which the Agreements may be extended, terminated or unwound early or adjusted in other respects. The description of the Agreements herein is qualified in its entirety by reference to the Agreements, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Morgan Stanley and J.P. Morgan, along with their respective affiliates, have performed, and may in the future perform, various commercial banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Note Purchase Agreement

On August 23, 2013, the Company entered into a Note Purchase Agreement with certain institutional investors (the “Purchasers”) named therein (the “Note Purchase Agreement”).

Pursuant to the Note Purchase Agreement, the Company has agreed to issue and sell, and the Purchasers have agreed to purchase, on or around August 27, 2013 and no later than August 31, 2013 and subject to the terms and conditions set forth in the Note Purchase Agreement, (i) $175,000,000 aggregate principal amount of the Company’s 3.97% Senior Notes, Series A, due August 27, 2023 (the “Series A Notes”), (ii) $150,000,000 aggregate principal amount of the Company’s 4.26% Senior Notes, Series B, due August 27, 2028 (the “Series B Notes”) and (iii) $175,000,000 aggregate principal amount of the Company’s 4.60% Senior Notes, Series C, due August 27, 2033 (the “Series C Notes” and, together with the Series A Notes and the Series B Notes, the “Notes”). The Company will apply the proceeds of the sale of the Notes for any of (i) working capital, (ii) general corporate purposes and (iii) share repurchases.

The Note Purchase Agreement contains customary provisions for transactions of this type, including representations and warranties regarding the Company and its subsidiaries and various covenants, including covenants that require the Company to maintain specified financial ratios. The Note Purchase Agreement provides for customary events of default, generally with corresponding grace periods, including, without limitation, payment defaults with respect to the Notes, covenant defaults, cross-defaults to other agreements evidencing indebtedness of the Company or its subsidiaries, certain judgments against the Company or its subsidiaries and events of bankruptcy involving the Company or its material subsidiaries. The occurrence of an event of default would permit certain Purchasers to declare certain Notes then outstanding to be immediately due and payable.

Under the terms of the Note Purchase Agreement, the Notes are redeemable, in whole or in part, at 100% of the principal amount being redeemed together with a “make-whole amount” (as defined in the Note Purchase Agreement) with respect to each Note. The obligations of the Company under the Note Purchase Agreement and the Notes are guaranteed by C. H. Robinson Company, a Delaware corporation and a wholly-owned subsidiary of the Company, and by C. H. Robinson Company, Inc., a Minnesota corporation and an indirect wholly-owned subsidiary of the Company.

The Notes will be issued by the Company to such initial purchasers in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will not be or have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The descriptions of the Notes and the Note Purchase Agreement herein are qualified in its entirety by reference to the Note Purchase Agreement, which is filed as Exhibit 10.3 hereto and is incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion regarding the Note Purchase Agreement under Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release issued in connection with this report is attached to this report as Exhibit 99.1. The information contained in Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under Section 18 of the Exchange Act. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933 or the Exchange Act.

Item 8.01 Other Events.

On August 23, 2013, the Board of Directors increased the Company’s share repurchase authorization by up to an additional 15 million shares of common stock (from approximately 8,700,000 shares currently available as of August 23, 2013 to approximately 23,700,000 shares). Repurchases may be made from time to time in the open market, by block purchase, in private transactions, in accelerated share repurchase transactions or otherwise, subject to market conditions and other factors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Letter Agreement dated as of August 24, 2013, by and between C.H. Robinson Worldwide, Inc. and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association.

10.2	Letter Agreement dated as of August 24, 2013, by and between C.H. Robinson Worldwide, Inc. and Morgan Stanley & Co. LLC.

10.3	Note Purchase Agreement dated as of August 23, 2013, by and among the Company and the Purchasers.

99.1	Press Release dated August 26, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ Ben G. Campbell
Ben G. Campbell
Vice President, General Counsel and Secretary

Date: August 26, 2013

Exhibit Index

Exhibit No.	Description	Manner of Filing
10.1	Letter Agreement dated as of August 24, 2013, by and between C.H. Robinson Worldwide, Inc. and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association.	Filed Electronically

10.2	Letter Agreement dated as of August 24, 2013, by and between C.H. Robinson Worldwide, Inc. and Morgan Stanley & Co. LLC.	Filed Electronically

10.3	Note Purchase Agreement dated as of August 23, 2013, by and among the Company and the Purchasers.	Filed Electronically

99.1	Press Release dated August 26, 2013	Filed Electronically